Exhibit 99.1

PREMIERWEST BANCORP TO PRESENT AT

D.A. DAVIDSON & CO. FINANCIAL SERVICES CONFERENCE

MEDFORD, OR – April 30, 2008 – PremierWest Bancorp (NASDAQ: PRWT) announced today that its Executive Management Team will be presenting at the 10th Annual D.A. Davidson & Co. Financial Services Conference in Seattle, WA. The presentation will be held on Wednesday, May 7, 2008, and begin at 8:00 a.m. PT (11:00 a.m. ET).

This presentation may be accessed live via the internet through PremierWest Bancorp’s website at www.PremierWestBank.com using the following instructions:

1.	Go to “Investors” at the top of the page
2.	Select “Main Page” from the drop down
3.	Click on “Webcast” for the D.A. Davidson & Co. 10th Annual Financial Services Conference

This presentation will be archived and available on PremierWest Bancorp’s website through May 7, 2009.

ABOUT PREMIERWEST BANCORP

PremierWest Bancorp (NASDAQ: PRWT) is a financial services holding company headquartered in Medford, Oregon. We operate primarily through our subsidiary PremierWest Bank. PremierWest offers a full array of financial products and services through a network of full service banking offices serving a territory which currently includes high growth markets in Southern & Central Oregon and Northern California. Additionally, PremierWest offers expanded banking related services through two subsidiaries, Premier Finance Company and PremierWest Investment Services, Inc.